Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-194490, 333-203179, 333-210172, 333-216572, 333-223589, 333-234734, 333-237124, 333-254725, 333-263190, 333-270704, 333-277186, 333-286005 on Form S-8, Registration Statement No. 333-286057 on Form S-3, and Registration Statement No. 333-283561 on Form S-1 relating to the financial statements of Neurogene, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Morristown, New Jersey
March 24, 2026